EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 7, 2006 (except for Note 19 as to which the date is January 25, 2007) on the consolidated financial statements of Pacer Health Corporation and Subsidiaries for the years ended December 31, 2005 and 2004 included herein on the registration statement of Pacer Health Corporation and Subsidiaries on Form SB-2/A and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ SALBERG & COMPANY, P.A.
SALBERG & COMPANY, P.A. Boca Raton, Florida February 12, 2007